UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934
(AMENDMENT NO.          )

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BROADVISION, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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November 16, 2018

Dear Stockholder:

On behalf of BroadVision, Inc. (“BroadVision”), I cordially invite you to attend the Annual Meeting of Stockholders, which will begin at 11:00 a.m. local time on Thursday, December 27, 2018, at our headquarters located at 460 Seaport Court, Suite 102, Redwood City, California 94063. At the meeting, stockholders will be asked:

1.	To elect the Board of Directors’ nominees, Dr. Pehong Chen, James D. Dixon, Robert Lee and François Stieger, to the Board of Directors to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified.
2.	To ratify the selection of OUM & Co. LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018.
3.	To approve, on an advisory basis, the compensation of our named executive officers, as disclosed in the accompanying Proxy Statement.
4.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The accompanying Notice of Annual Meeting of Stockholders and Proxy Statement describes these proposals in detail.

Our directors and officers hope that as many stockholders as possible will be present at the meeting. Because the vote of each stockholder is important, we ask that you please vote whether or not you plan to attend the meeting. This will not limit your right to change your vote prior to or at the meeting.

We appreciate your interest in BroadVision. To assist us in preparation for the meeting, please submit your proxy at your earliest convenience.

Very truly yours,
/s/ Pehong Chen
DR. PEHONG CHEN
President, Chief Executive Officer and Interim Chief Financial Officer

BROADVISION, INC.
460 Seaport Court, Suite 102
Redwood City, California 94063

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON DECEMBER 27, 2018

TO THE STOCKHOLDERS OF BROADVISION, INC.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of BROADVISION, INC., a Delaware corporation, will be held on Thursday, December 27, 2018, at 11:00 a.m. local time at our headquarters located at 460 Seaport Court, Suite 102, Redwood City, California 94063 for the following purposes:

1.	To elect the Board of Directors’ nominees, Dr. Pehong Chen, James D. Dixon, Robert Lee and François Stieger, to the Board of Directors to serve for until the next annual meeting of stockholders and until their successors are duly elected and qualified.
2.	To ratify the selection of OUM & Co. LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018.
3.	To approve, on an advisory basis, the compensation of our named executive officers, as disclosed in the accompanying Proxy Statement.
4.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement for the Annual Meeting.

The record date for the Annual Meeting is November 5, 2018. Only stockholders of record at the close of business on that date may vote at the meeting, any adjournment or postponement thereof.

Important Notice Regarding the Availability of Proxy Materials
for the Stockholders’ Meeting to Be Held on December 27, 2018

The proxy statement and annual report to stockholders
are available at www.proxyvote.com.

By Order of the Board of Directors
/s/ Pehong Chen
DR. PEHONG CHEN
President, Chief Executive Officer and Interim Chief Financial Officer

Redwood City, California
November 16, 2018

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE VOTE OVER THE TELEPHONE OR THE INTERNET OR, IF YOU RECEIVE A PROXY CARD BY MAIL, BY COMPLETING AND RETURNING THE PROXY CARD MAILED TO YOU, AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. VOTING INSTRUCTIONS ARE PROVIDED IN THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS, OR, IF YOU RECEIVE A PROXY CARD BY MAIL, THE INSTRUCTIONS ARE PRINTED ON YOUR PROXY CARD AND INCLUDED IN THE ACCOMPANYING PROXY STATEMENT. EVEN IF YOU HAVE VOTED BY PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

BROADVISION, INC.
460 Seaport Court, Suite 102
Redwood City, California 94063

PROXY STATEMENT FOR
ANNUAL MEETING OF STOCKHOLDERS

To Be Held December 27, 2018

INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

The Board of Directors of BroadVision, Inc., a Delaware corporation, is soliciting your proxy to vote at the Annual Meeting of Stockholders to be held on December 27, 2018, at 11:00 a.m. local time (the “Annual Meeting”), or at any adjournment or postponement thereof, for the purposes set forth herein. The Annual Meeting will be held at our headquarters located at 460 Seaport Court, Suite 102, Redwood City, California 94063. Information on how to vote in person at the Annual Meeting is discussed below.

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders of record. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice.

We intend to mail the Notice on or about November 16, 2018 to all stockholders of record entitled to vote at the Annual Meeting.

SOLICITATION

We will bear the entire cost of solicitation of proxies, including preparation of this proxy statement and mailing of the Notice. Solicitation materials will be made available to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. We may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies may be supplemented by telephone, telegram, electronic mail or personal solicitation by our directors, officers or other regular employees. No additional compensation will be paid to our directors, officers or other regular employees for such services.

VOTING RIGHTS AND OUTSTANDING SHARES

Only holders of record of Common Stock at the close of business on November 5, 2018, the record date for the Annual Meeting, will be entitled to notice of and to vote at the Annual Meeting. At the close of business on this record date, we had 4,999,154 shares of Common Stock outstanding and entitled to vote.

Each holder of record of Common Stock on such date will be entitled to one vote for each share held as of the record date on all matters to be voted upon at the Annual Meeting.

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if a majority of the outstanding shares is represented by stockholders present at the meeting in person or by proxy. Votes will be counted by the inspector of election appointed for the meeting, who will separately count “For”, “Withhold” and broker non-votes with respect to Proposal 1, and “For” and “Against” votes, abstentions and, if applicable, broker non-votes with respect to Proposal 2 and Proposal 3.

A “broker non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions with respect to that proposal from the beneficial owner despite voting on at least one other proposal for which it does have discretionary authority or for which it has received instructions. Brokers and other nominees do not have discretion to vote in the election of directors (Proposal 1) or on the advisory vote on the compensation of our named executive officers (Proposal 3). As a result, if your shares are held by your broker or other nominee and you do not provide your broker or other nominee with instructions about how your shares should be voted on Proposal 1 or Proposal 3, your shares will not be voted on Proposal 1 or Proposal 3, resulting in a broker non-vote. Please instruct your broker how to vote on these proposals. The proposal to ratify the appointment of our independent registered public accounting firm (Proposal 2) is considered to be a routine matter on which brokers and other nominees may be permitted to vote, in their discretion, even in the absence of your instructions, and therefore no broker non-votes are expected on Proposal 2.

Abstentions and broker non-votes will be counted as shares present for purposes of determining whether a quorum is present. Abstentions will be counted towards the vote totals for Proposal 2 and Proposal 3 and will have the same effect as “Against” votes. Broker non-votes have no effect and will not be counted towards the vote totals for any proposal.

VOTING PROCEDURES

Stockholders may either vote “For” all the nominees to the Board of Directors or may “Withhold” their vote for any nominee they specify. For the ratification of the selection of OUM & Co. LLP as our independent registered public accounting firm and to approve, on an advisory basis, of the compensation of our named executive officers as set forth in this proxy statement, stockholders may vote “For” or “Against” or abstain from voting. The procedures for voting are as follows:

Stockholder of Record: Shares Registered in the Stockholder’s Name

Stockholders of record may vote in person at the Annual Meeting or vote by proxy over the telephone, through the Internet or by using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not stockholders plan to attend the meeting, we urge stockholders to vote by proxy to ensure each vote is counted. Stockholders may still attend the meeting and vote in person even if they have already voted by proxy.

•	To vote in person, stockholders of record should attend the Annual Meeting and will receive a ballot when they arrive.
•	To vote over the telephone, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the Notice. Your telephone vote must be received by 11:59 p.m., Eastern Time on December 26, 2018 to be counted.
•	To vote through the Internet, go to http://www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the company number and control number from the Notice. Your Internet vote must be received by 11:59 p.m., Eastern Time on December 26, 2018 to be counted.
•	To vote using the proxy card that may be delivered to you, simply complete, sign, and date the proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If the stockholder is a beneficial owner of shares registered in the name of a broker, bank or other agent, the stockholder should have received a Notice containing voting instructions from that organization rather than from BroadVision. Simply follow the voting instructions in the Notice to ensure that your vote is counted. To vote in person at the Annual Meeting, the stockholder must obtain a valid proxy from the broker, bank or other agent. Without a valid proxy from the record holder, a beneficial owner will not be able to vote in person at the Annual Meeting. The stockholder should follow the instructions from the broker, bank or other agent included with these proxy materials, or contact the broker, bank or other agent to request a proxy form.

REVOCABILITY OF PROXIES

Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•	You may submit another properly completed proxy card with a later date.
•	You may grant a subsequent proxy by telephone or through the Internet.

•	You may send a timely written notice that you are revoking your proxy to our Secretary at our principal executive office, 460 Seaport Court, Suite 102, Redwood City, California 94063.
•	You may attend the Annual Meeting and vote in person. Attendance at the meeting will not, by itself, revoke a proxy.

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

STOCKHOLDER PROPOSALS FOR 2019 ANNUAL MEETING

The deadline for submitting a stockholder proposal to be considered for inclusion in our proxy statement and form of proxy for our 2019 annual meeting of stockholders pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), is July 19, 2019. Such proposals must be submitted in writing to our Secretary at 460 Seaport Court, Suite 102, Redwood City, California 94063, and must comply with all applicable requirements of Rule 14a-8 promulgated under the Exchange Act. However, if the 2019 Annual Meeting is not held between November 27, 2019 and January 26, 2020, then the deadline will be a reasonable time prior to the time we begin to print and send our proxy materials.

Stockholders wishing to submit proposals or director nominations that are not to be included in such proxy statement and proxy must provide timely written notice to our Secretary at the above address in accordance with our Bylaws no later than the close of business on the 90th day (September 28, 2019) nor earlier than the close of business on the 120th day (August 29, 2019) prior to the first anniversary of this year’s Annual Meeting; provided, however, that in the event that the date of the annual meeting is not scheduled to be held between November 27, 2019 and January 26, 2020, then such notice must be received not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. However, in the event that the number of directors to be elected to the Board of Directors is increased and we do not make a public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors on or prior to September 18, 2019, a stockholder’s notice will also be considered timely, but only with respect to nominees for any new positions created by such increase, if the stockholder’s notice is delivered to our Secretary at our principal executive office not later than the close of business on the 10th day following the day on which public announcement of all of such nominees or the size of the increased Board of Directors is first made. Stockholders are also advised to review our Bylaws, which contain additional requirements with respect to advance notice of, and information required to be provided in connection with, stockholder proposals and director nominations.

The person presiding at the 2019 Annual Meeting may determine, if the facts warrant, that a nominee or matter has not been properly brought before the meeting and, therefore, may not be considered at the meeting. In addition, the proxy solicited by the Board of Directors for the 2019 Annual Meeting will confer discretionary voting authority with respect to (i) any proposal presented by a stockholder at that meeting for which we have not been provided with timely notice and (ii) any proposal made in accordance with our Bylaws, if the 2019 proxy statement briefly describes the matter and how management proxy holders intend to vote on it, if the stockholder does not comply with the requirements of Rule 14a-4(c)(2) promulgated under the Exchange Act.

RESULTS OF VOTING

Preliminary voting results will be announced at the annual meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the date of the annual meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the date of the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

PROPOSAL 1

ELECTION OF DIRECTORS

There are four nominees for the Board of Director positions presently authorized pursuant to our Bylaws. Proxies will not be voted for a greater number of persons than the four named nominees. The Company has not reduced the number of authorized positions so that in the future we may add additional directors if we believe the Company would benefit from additional expertise, experience or other capabilities. Each director to be elected will hold office until the next annual meeting of stockholders and until his successor has been duly elected and qualified, or until such director’s earlier death, resignation or removal. Each of the nominees listed below is currently one of our directors and was previously elected by the stockholders. It is our policy to invite nominees for directors to attend the annual meeting. None of the current members of the Board of Directors attended the 2017 annual meeting of stockholders.

Directors are elected by a plurality of the votes properly cast in person or by proxy. The four nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the four nominees named below. If any nominee becomes unavailable for election as a result of an unexpected occurrence, shares will be voted for the election of a substitute nominee proposed by our management. Each person nominated for election has agreed to serve if elected. Our management has no reason to believe that any nominee will be unable to serve.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF EACH NAMED NOMINEE.

NOMINEES

The names of the nominees, a brief biography and a discussion of the specific experience, qualifications, attributes or skills of each nominee that led the Nominating Committee to recommend that person as a nominee for director, as of the date of this proxy statement is set forth below.

The Nominating Committee seeks to assemble a board that, as a whole, possesses the appropriate balance of professional and industry knowledge, financial expertise and high-level management experience necessary to oversee and direct the Company’s business. To that end, the Nominating Committee has historically identified and evaluated nominees in the context of the board’s overall composition, with the goal of recruiting members who complement and strengthen the skills of other members and who also exhibit integrity, collegiality, sound business judgment and other qualities that the Nominating Committee views as critical to effective functioning of the board. The brief biographies below include information, as of the date of this proxy statement, regarding the specific and particular experience, qualifications, attributes or skills of each nominee that led the Nominating Committee to believe that each nominee should continue to serve on the Board of Directors. However, each of the members of the Nominating Committee may have a variety of reasons why he believes a particular person would be an appropriate nominee for the Board of Directors, and these views may differ from the views of other members.

Name	Age	Position
Pehong Chen	60	Chairman, President, Chief Executive Officer and Interim Chief Financial Officer
James D. Dixon(1)(2)	74	Director
Robert Lee(1)(2)(3)	69	Director
François Stieger(1)(3)	68	Director
(1)	Member of the Audit Committee.
(2)	Member of the Compensation Committee.
(3)	Member of the Nominating Committee.

Pehong Chen has served as our Chairman of the Board, Chief Executive Officer and President since our incorporation in May 1993 and our Interim Chief Financial Officer since March 2018. Dr. Chen served as Interim Chief Financial Officer during the period between William Meyer’s departure in June 2006 and Shin-Yuan Tzou’s appointment as Chief Financial Officer in January 2008. From 1992 to 1993, Dr. Chen served as the Vice President of Multimedia Technology at Sybase, Inc., a supplier of client-server software products. Dr. Chen founded and, from

1989 to 1992, served as President of Gain Technology, Inc., a provider of multimedia applications development systems, which was acquired by Sybase, Inc. Dr. Chen served on the board of directors of Sina Corporation from March 1999 through December 2015. Dr. Chen currently serves on the board of directors of Weibo Corporation, which he joined in January 2017. He received a B.S. in Computer Science from National Taiwan University, an M.S. in Computer Science from Indiana University and a Ph.D. in Computer Science from the University of California at Berkeley. We believe Dr. Chen’s qualifications to sit on our Board of Directors include his decades of experience in the technology industry, including as our founder, and our Chairman, President and Chief Executive Officer for the past 20 years. The Committee believes that Dr. Chen’s extensive experience with the Company brings necessary historical knowledge, industry experience and continuity to the board.

James D. Dixon has served as one of our directors since January 2003. Prior to his retirement from Bank of America in January 2002, Mr. Dixon served as an executive with bankofamerica.com. From September 1998 to February 2000, Mr. Dixon was Group Executive and Chief Information Officer of Bank of America Technology & Operations. From 1990 to 1998, before the merger of NationsBank Corporation and BankAmerica Corporation, Mr. Dixon was President of NationsBank Services, Inc. From 1986 to 1990, he also served as Chief Financial Officer for Citizens and Southern Bank/Sovran, a predecessor company to NationsBank. Mr. Dixon holds a B.A. from Florida State University, a J.D. from the University of Florida School of Law, and he is a graduate of the executive M.B.A. program at Stanford University. Mr. Dixon also previously served on the board of directors of CheckFree Corporation, a provider of financial electronic commerce services and products, 724 Solutions Inc., a provider of mobile internet, mobile broadband and IP messaging solutions and Rare Hospitality International, Inc., a restaurant operator and franchisor. Mr. Dixon’s employment within the technology sector of the banking industry and his leadership role with several major national corporations give him the background to provide strategic financial guidance and leadership to the Company and the Board. Additionally, his extensive service on other boards of directors in the technology industry gives him substantial insight into the issues that arise in a technology-based business.

Robert Lee has served as one of our directors since August 2004. Mr. Lee was a corporate Executive Vice President and President of Business Communications Services at Pacific Bell, where he established two new subsidiaries: Pacific Bell Internet Services and Pacific Bell Network Integration. During his 26 year career at Pacific Bell, Mr. Lee managed groups in operations, sales and marketing. Mr. Lee served as Executive Vice President of Marketing and Sales from 1987 to 1992. Mr. Lee previously served on the board of directors of Corinthian Colleges, which operates as a post-secondary education company in North America, and Blue Shield of California, which provides health insurance to members in California. Mr. Lee also previously served on the board of directors of Web.com, a provider of online marketing services for small businesses, from April 1999 until September 2007 and Netopia, a provider of voice and data solutions, from November 2001 until February 2007. Mr. Lee holds a B.S. in Electrical Engineering from the University of Southern California and an M.B.A. from the University of California at Berkeley. The Company believes that Mr. Lee’s extensive operations, sales and marketing expertise make him a valuable member of the board. His executive experience, along with his experience serving on other boards and his historical knowledge of our company, give him the qualifications and skills to serve as a director.

François Stieger has served as one of our directors since August 2006. Mr. Stieger has served as CEO and as a board member of Panoptic Sarl, located in Switzerland, since March 2016. Mr. Stieger served as Vice President EMEA at Typesafe Switzerland LLC from January 2014 until June 2015. From January 2012 until March 2013, Mr. Stieger served as Partner of Eurofin Ventures SA. From January 2006 until October 2012, Mr. Stieger led Intentional Software’s international group as CEO of Intentional Software International Sarl. From April 2003 until January 2006, Mr. Stieger was senior vice president and general manager for Europe, Middle East and Africa for Verisign, the leading provider of critical infrastructure security services for the Internet and telecommunication markets. Mr. Stieger was responsible for Verisign’s business throughout that region. Prior to joining Verisign, Mr. Stieger was a partner of Amadeus Capital, a leading European venture capital firm based in London. Mr. Stieger served as our Director, Worldwide Marketing Organization, from 1996 to 2001. While serving in that capacity, in 1996, he established our European operations. Under his management through mid-2001, these operations grew to more than 400 employees and US$104 million annual revenues. He was also personally involved in our initial public offering in June 1996, and our public offering on the Neuer Markt in Frankfurt in November 1999. From 1987 to 1992, as vice president, Mr. Stieger established and managed operations of Oracle Corporation for southern and central Europe. Mr. Stieger is a graduate of the University of Strasbourg’s Institute of Technology. Mr. Stieger’s

experience as an executive of several international technology companies provides the board with a global perspective. Additionally, his experiences as a former Company executive provide him with a deep understanding of the Company that we believe to be valuable to the board.

BOARD LEADERSHIP STRUCTURE

The board of directors has chosen to combine the chief executive officer and board chairman positions and has not appointed a separate lead independent director. Dr. Pehong Chen has served as the Chief Executive Officer and Chairman of the Board since he founded the Company in 1993. At the present time, the independent directors believe that Dr. Chen’s in-depth knowledge of our operations and vision for its development make him the best-qualified director to serve as Chairman.

ROLE OF THE BOARD IN RISK OVERSIGHT

One of the key functions of our Board of Directors is informed oversight of our risk management process. The board does not have a standing risk management committee, but rather it takes on an active role, as a whole and also at the committee level, in overseeing risk management. The Board regularly reviews information regarding our credit, liquidity and operations, as well as the risks associated with each. Our Compensation Committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements. The Audit Committee oversees management of financial risks. The Nominating Committee manages risks associated with the independence of the Board of Directors and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board of Directors is regularly informed through committee and management reports about such risks.

INFORMATION ABOUT THE BOARD OF DIRECTORS

INDEPENDENCE OF THE BOARD OF DIRECTORS

As required under Nasdaq listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. The Board consults with our company counsel to ensure that the Board’s determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of Nasdaq, in effect from time to time.

Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his family members, and us, our senior management and our independent registered public accounting firm, the Board affirmatively has determined that all of our current directors are independent directors within the meaning of the applicable Nasdaq listing standards other than Dr. Chen, our Chairman, Chief Executive Officer, President, Interim Chief Financial Officer and largest stockholder.

As required under applicable Nasdaq listing standards, our independent directors meet in regularly scheduled executive sessions at which only independent directors are present, in conjunction with regularly scheduled Board meetings and otherwise as needed. In 2017, our independent directors met three times at sessions at which only independent directors were present.

CODE OF BUSINESS ETHICS AND CONDUCT

We have adopted a Code of Business Ethics and Conduct (the “Code of Conduct”) that applies to all of our directors, officers and employees. The text of the Code of Conduct is posted on our website at www.broadvision.com. If we make any substantive amendment to the Code of Conduct or grant any waiver from a provision of the Code of Conduct to any executive officer or director, we intend to disclose the amendment or waiver on our website to the extent required by applicable rules and exchange requirements.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Our Board has adopted a formal process by which stockholders may communicate directly with the members of the Board, and stockholders are encouraged to do so. Stockholders interested in communicating with the directors may do so by addressing correspondence to a particular director, or to the Board generally, in our care at 460 Seaport

Court, Suite 102, Redwood City, California 94063. If no particular director is named, letters will be forwarded, depending on the subject matter, to the Chair of the Audit, Compensation or Nominating Committee. Our personnel will not screen or edit such communications and will forward them directly to the Board or the intended member of the Board.

BOARD COMMITTEES AND MEETINGS

During the fiscal year ended December 31, 2017, the Board met three times. During the fiscal year ended December 31, 2017, each Board member except for Mr. Dixon attended 75% or more of the aggregate number of meetings of the Board and of the committees on which he served, held during the portion of the last fiscal year for which he was a director or committee member, respectively.

The Board has an Audit Committee, a Compensation Committee and a Nominating Committee. Copies of the charters of the Audit Committee, a Compensation Committee and Nominating Committee are available by directing a written request to: Secretary, BroadVision, Inc., 460 Seaport Court, Suite 102, Redwood City, California 94063. Each committee has authority to obtain advice and assistance from consultants and advisors, as it deems appropriate, to carry out its responsibilities. The Board has determined that each member of its committees meets the applicable rules and regulations regarding “independence” and that each member of its committees is free of any relationship that would interfere with his individual exercise of independent judgment with regard to us.

Below is a description of each of these committees.

The Audit Committee

The Audit Committee of the Board of Directors oversees our corporate accounting and financial reporting process. For this purpose, the Audit Committee performs several functions. The Audit Committee evaluates the performance of and assesses the qualifications of the independent auditors; determines and approves the engagement of the independent auditors; determines whether to retain or terminate the existing independent auditors or to appoint and engage new auditors; reviews and approves the retention of the independent auditors to perform any proposed permissible non-audit services; monitors the rotation of partners of the auditors on our audit engagement team as required by law; confers with management and the independent auditors regarding the effectiveness of internal control over financial reporting; establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; reviews the financial statements to be included in our Annual Report on Form 10-K; and discusses with management and the independent auditors the results of the annual audit and the results of our quarterly financial statements.

The Audit Committee is presently composed of three non-employee directors: Messrs. Dixon (Chairman), Lee and Stieger. The Board has determined that all members of our Audit Committee are independent (as independence is currently defined in Rule 5605(a)(2) of the Nasdaq listing standards). The Board has determined that Mr. Dixon qualifies as an “audit committee financial expert,” as defined in applicable SEC rules. The Board made a qualitative assessment of Mr. Dixon’s level of knowledge and experience based on a number of factors, including his formal education and experience as a chief financial officer for Citizens and Southern Bank/Sovran, a predecessor company to NationsBank.

The Audit Committee is also vested with oversight of corporate governance matters and, in that regard, makes determinations as to all aspects of our corporate governance functions on behalf of the Board and makes recommendations to the Board regarding corporate governance issues. The Audit Committee is responsible for periodically reviewing and assessing our governance principles to determine their adherence to the Code of Conduct, and recommending any changes deemed appropriate to the Board for its consideration.

In 2017, the Audit Committee met four times. See “Report of the Audit Committee of the Board of Directors” below.

The Compensation Committee

The Compensation Committee of the Board of Directors reviews and approves our overall compensation strategy and policies. The Compensation Committee reviews and approves corporate performance goals and objectives relevant to the compensation of our executive officers and other senior management; reviews and approves the compensation and other terms of employment of our Chief Executive Officer; reviews and approves the compensation and other terms of employment of the other executive officers; and administers our stock option and purchase plans, pension and profit sharing plans, stock bonus plans, deferred compensation plans and other similar programs. The Compensation Committee is presently composed of two non-employee directors: Messrs. Dixon and Lee (Chairman). All members of our Compensation Committee are independent (as independence is currently defined in Rule 5605(a)(2) of the Nasdaq listing standards). In 2017, the Compensation Committee did not hold any meetings.

The Nominating Committee

The Nominating Committee makes determinations as to the individuals who are to be nominated for membership to the Board. Candidates for nomination to the Board of Directors are reviewed in the context of the current composition of the Board, our operating requirements and the long-term interests of our stockholders. In conducting this review, the Nominating Committee considers diversity, age, skills, and such other factors as it deems appropriate given the current needs of the Board, to maintain a balance of expertise, experience and capability. In considering diversity, the Nominating Committee focuses on the current composition of the Board, and on how it could strengthen the Board’s diversity by adding individuals who could add to the Board’s collective knowledge and perspectives. This process may include selecting candidates with gender, ethnic, national or other backgrounds that are different from those already represented on the Board at the time of consideration. The effectiveness of the Board’s diverse mix of skills, experiences and perspectives is considered as part of the Board’s periodic self-assessment.

The Nominating Committee has a long standing practice of considering any qualified director candidates that are recommended by our stockholders. Stockholders who wish to recommend a director candidate for consideration by the Nominating Committee may do so in writing to the Chairman of the Nominating Committee at the following address: BroadVision, Inc., 460 Seaport Court, Suite 102, Redwood City, California 94063. If a stockholder wishes the Nominating Committee to consider a director candidate for nomination at our next annual meeting, then the stockholder must submit notice in the time frame described under the caption “Stockholder Proposals for 2019 Annual Meeting” above, which notice is otherwise in accordance with the requirements for stockholder nominations described in our Bylaws. Submissions must include the candidate’s name and sufficient biographical information concerning the candidate, including age, five-year employment history with employer names and a description of the employers’ businesses, whether such candidate can read and understand basic financial statements, and board memberships, if any. The submission must be accompanied by a written consent of the individual to stand for election if nominated by the Board of Directors and to serve if elected by the stockholders. The Nominating Committee is presently composed of two non-employee directors: Messrs. Lee (Chairman) and Stieger. All members of our Nominating Committee are independent (as independence is currently defined in Rule 5605(a)(2) of the Nasdaq listing requirements). In 2017, the Nominating Committee did not hold any meetings.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS*

The Audit Committee has reviewed and discussed with management the audited consolidated financial statements of the Company for the year ended December 31, 2017 (the “Audited Financial Statements”) and management’s assessment of the effectiveness of the Company’s internal control over financial reporting. Management has the primary responsibility for the financial statements and the internal control over financial reporting.

In this context, the Audit Committee has reviewed and discussed with management and OUM & Co. LLP (“OUM”), the independent registered public accounting firm, the Audited Financial Statements and the internal control over financial reporting. The Audit Committee has discussed with OUM the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (“PCAOB”). In addition, the Audit Committee has received from OUM the written disclosures and the letter required by applicable requirements of the PCAOB regarding OUM’s communications with the audit committee concerning independence, and has discussed with them their independence from the Company and its management. The Audit Committee considered whether the rendering of non-audit services by OUM to the Company is compatible with maintaining the independence of OUM from the Company.

Following the foregoing review and discussions, the Audit Committee recommended to the Board of Directors that the Audited Financial Statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 for filing with the SEC.

AUDIT COMMITTEE

James D. Dixon, Chairman
Robert Lee
François Stieger

*	The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected OUM & Co. LLP (“OUM”) as our independent registered public accounting firm for the fiscal year ending December 31, 2018. The Board of Directors has directed that management submit the selection of our independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. OUM has audited our financial statements beginning with the fiscal year ended December 31, 2006. Representatives of OUM are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

Stockholder ratification of the selection of OUM as our independent registered public accounting firm is not required by our Bylaws or otherwise; however, the Board is submitting the selection of OUM to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our best interests and those of our stockholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of OUM. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as “Against” votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved; however, Proposal 2 is considered a routine matter, and therefore no broker non-votes are expected to exist in connection with Proposal 2.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The following presents aggregate fees billed to us by OUM, our principal accountant for the years ended December 31, 2017 and 2016. All fees described were pre-approved by the Audit Committee.

Audit Fees. Audit fees billed were $215,707 for the year ended December 31, 2017 and $233,189 for the year ended December 31, 2016. The fees were for professional services rendered for the audit of our consolidated financial statements as of December 31, 2017, and the audit of our consolidated financial statements as of December 31, 2016, reviews of the financial statements included in our quarterly reports, consultations on matters that arose during our audit and reviews of SEC registration statements.

Audit-Related Fees. No audit-related fees were billed in the years ended December 31, 2017 and December 31, 2016.

Tax Fees. No tax fees were billed for the years ended December 31, 2017 and 2016.

Other Fees. There were no other fees billed in the years ended December 31, 2017 and 2016.

The Audit Committee has determined that the rendering of certain services other than audit services by OUM is compatible with maintaining the principal accountant’s independence, although no such services were provided in the years ended December 31, 2017 and 2016.

PRE-APPROVAL POLICIES AND PROCEDURES

The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by our independent registered public accounting firm. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services, and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of our independent registered public accounting firm or on an individual explicit case-by-case basis before the independent registered public accounting firm is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting. All of the fees for the fiscal years ended December 31, 2017 and 2016 set forth above were preapproved by the Audit Committee.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 2.

PROPOSAL 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and Section 14A of the Exchange Act, we are seeking advisory stockholder approval of the compensation of the Company’s named executive officers as disclosed in this proxy statement in accordance with SEC rules. This proposal, commonly known as “Say on Pay”, gives you, as a stockholder, the opportunity to endorse or not endorse our executive pay program. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Company’s named executive officers and the philosophy, policies and practices described in this proxy statement. As discussed in this proxy statement, the Company believes our executive compensation program is strongly aligned with the interests of our stockholders and sound corporate governance principles.

Accordingly, our Board of Directors is asking the stockholders to indicate their support for the compensation of the Company’s named executive officers as described in this Proxy Statement by casting a non-binding advisory vote “FOR” the following resolution:

“RESOLVED, that the stockholders advise that they approve the compensation of the Company’s named executive officers, as disclosed pursuant to the disclosure rules of the Securities and Exchange Commission (which disclosure includes the compensation tables and any related material in the “Executive Compensation” section of this Proxy Statement for its 2018 Annual Meeting).”

Because the vote is advisory, it is not binding on our Board of Directors or the Company. Nevertheless, the views expressed by the stockholders, whether through this vote or otherwise, are important to management and our Board of Directors and, accordingly, our Board of Directors and the compensation committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements. However, because this vote is advisory, and consistent with the Dodd-Frank Act, the vote will not be construed to create or imply any change or addition to the fiduciary duties of the Company or our Board of Directors.

Advisory approval of this proposal requires the vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting.

At our 2015 Annual Meeting, our stockholders expressed a preference that we hold a Say on Pay vote every three years. As such, our next Say on Pay vote will occur at our 2021 Annual Meeting, at which time we will also hold our next vote on the desired frequency of Say on Pay votes.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THE COMPENSATION DISCUSSION AND ANALYSIS, THE COMPENSATION TABLES, AND THE RELATED DISCLOSURE CONTAINED IN THE PROXY STATEMENT SET FORTH UNDER PAGES 14 THROUGH 19 OF THIS PROXY STATEMENT. PROXIES WILL BE VOTED FOR APPROVAL OF THE PROPOSAL UNLESS OTHERWISE SPECIFIED.

Equity Compensation Plan Information

The following table provides certain information with respect to shares of our Common Stock that may be issued under our equity compensation plans in effect as of December 31, 2017:

	Number of Securities to be Issued Upon Exercise of Outstanding Options and Rights	Weighted-Average Exercise Price of Outstanding Options and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Plan Category	(a)	(b)	(c)
Equity compensation plans approved by security holders(1)	594,206 (3)	$8.49	529,403 (4)
Equity compensation plans not approved by security holders(2)	—	—	72,625
Total	594,206	$8.49	602,028
(1)	Consists of our Employee Stock Purchase Plan, our 2000 Equity Incentive Plan and our 2006 Equity Incentive Plan.
(2)	Consists of 594,206 shares issuable upon exercise of options outstanding under our 2006 Equity Incentive Plan as of December 31, 2017.
(3)	Consists of our 2000 Non-Officer Equity Incentive Plan (the “2000 Non-Officer Plan”), adopted in February 2000, under which shares of common stock may be issued to selected employees, consultants, and our affiliates who are not officers or directors. Under the 2000 Non-Officer Plan, we may grant non-statutory stock options at prices not less than 85% of the fair market value of our common stock at the date of grant. Options granted under the 2000 Non-Officer Plan generally vest over two years and are exercisable for not more than ten years.
(4)	Includes 70,135 shares authorized for future issuance under our Employee Stock Purchase Plan as of December 31, 2017 and 459,268 shares of our Common Stock reserved for future issuance under our 2006 Equity Incentive Plan. There are 22,072 shares subject to purchase under our Employee Stock Purchase Plan during the current purchase period. No shares of our Common Stock remain available for future issuance under our 2000 Equity Incentive Plan. On each January 1 through and including January 1, 2019, the number of authorized shares under our 2006 Equity Incentive Plan is automatically increased by the lesser of (i) four percent of the total number of outstanding shares of our Common Stock immediately prior to the increase and (ii) a number of shares such that, following the increase, the total number of shares that have been reserved for issuance under the 2006 Equity Incentive Plan equals 25% of the total number of outstanding shares of our Common Stock and (iii) a number of shares such that, following the increase, the total number of shares available for future issuance under the 2006 Equity Incentive Plan and not subject to outstanding stock awards equals 10% of the total number of shares of Common Stock outstanding on December 31st of the preceding calendar year.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of our Common Stock as of November 1, 2018 by: (a) each current director; (b) each of our Named Executive Officers; (c) all of our current executive officers and directors as a group; and (d) each person, or group of affiliated persons, known by us to beneficially own more than five percent of our Common Stock.

	Beneficial Ownership(1)
Beneficial Owner	Number of Shares (#)	Percent of Total (%)
5% Stockholders:
Honu Holdings, LLC(2)	1,380,000	27.6%
ESW Capital, LLC(3)	964,438	19.3%
Marlin Capital Investments(4)	352,344	7.1%
Named Executive Officers and Directors:
Pehong Chen(5)	1,614,999	32.3%
James D. Dixon	28,347	*
Robert Lee(6)	22,336	*
François Stieger	21,376	*
Peter Chu(7)	7,874	*
All Current Directors and Executive Officers as a group (4 persons)	1,687,058	33.8%
*	Less than one percent
(1)	This table is based upon information supplied by officers, directors and principal stockholders, Schedules 13D and 13G and Form 4s filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 4,999,154 shares outstanding as of November 1, 2018, adjusted as required by rules promulgated by the SEC. Unless otherwise indicated, the address of each of the named individuals is c/o BroadVision, Inc., 460 Seaport Court, Suite 102, Redwood City, California 94063.
(2)	Dr. Chen, our Chairman, President, Chief Executive Officer and Interim Chief Financial Officer is the sole member of Honu Holdings, LLC and has sole voting and dispositive power over the reported shares. The address of Honu Holdings, LLC is 460 Seaport Court, Suite 102, Redwood City, California 94063.
(3)	This information is derived solely from the Form 4 of ESW Capital, LLC, filed on May 16, 2016. The Form 4 reported that, as of May 12, 2016, Joseph Liemandt, the sole voting member of ESW Capital, LLC had sole voting and dispositive power with respect to all of the reported shares. The Form 4 further states that Mr. Liemandt disclaims beneficial ownership of the shares held by ESW Capital, LLC, except to the extent of his pecuniary interest therein. The address for each of ESW Capital, LLC and Joseph A. Liemandt is 401 Congress Avenue, Suite 2650, Austin, Texas 78701.
(4)	This information is derived solely from the Schedule 13D of the following parties: Marlin Capital Investments, LLC and Barry Honig and Michael Brauser (each members of Marlin Capital Invesments LLC), filed pursuant to a joint filing agreement on January 30, 2015. The Schedule 13D reported that, as of January 30, 2015, Barry Honig, had sole voting and dispositive power with respect to 35,200 of the reported shares and shared voting and dispositive power over 144,909 of the reported shares, and that Michael Brauser had shared voting and dispositive power over 172,235 of the reported shares. The address of each of Marlin Capital Investments, LLC, Barry Honig and Michael Brauser is 4400 Biscayne Boulevard, Suite 850, Miami, Florida 33137.
(5)	Includes all shares held by Honu Holdings, LLC discussed in footnote (2) and 234,999 shares held in trust by Dr. Chen and his wife for their benefit. Excludes 45,815 shares of Common Stock held in trust by independent trustees for the benefit of Dr. Chen’s children.
(6)	Includes 41 shares held in trust by Mr. Lee and his wife for their benefit.
(7)	Mr. Chu resigned as our Chief Financial Officer in March 2018.

EXECUTIVE OFFICERS

The following table sets forth information about our current executive officer. The respective age of each individual in the table below is as of the date of this proxy statement:

Name	Age	Position
Pehong Chen	60	Chairman of the Board, President, Chief Executive Officer and Interim Chief Financial Officer

The biography for Dr. Chen appears earlier under the heading “Directors”.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our Common Stock and other equity securities. Directors, officers and greater than ten percent stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2017 all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were complied with.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE FOR FISCAL 2017 AND 2016

The following table shows for the fiscal years ended December 31, 2017 and 2016, compensation paid to, or earned by, Dr. Pehong Chen, the Company’s Chief Executive Officer and Interim Chief Financial Officer, and Peter Chu, the Company’s former Chief Financial Officer who resigned from his position in March 2018 (the “Named Executive Officers”). We do not consider any officer or other employee of the Company or any subsidiary of the Company to be an executive officer of the Company.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)		Stock Awards ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(2)	Total
Pehong Chen, CEO	2017	$350,000	$—		$—	$—	$—	$—	$2,000	$352,000
	2016	$350,000	$—		$—	$—	$—	$—	$2,000	$352,000
Peter Chu, CFO	2017	$200,000	$9,500	(3)	$—	$—	$—	$—	$2,000	$211,500
	2016	$200,000	$11,450	(3)	$—	$—	$—	$—	$2,000	$213,450
(1)	Represents the grant date fair value of stock options granted in the fiscal year, as calculated in accordance with FASB ASC Topic 718, using the Black-Scholes option valuation model. Assumptions used in the calculation of these amounts are included in the notes to our audited consolidated financial statements included in the Original 10-K. These amounts do not necessarily correspond to the actual value recognized or that may be recognized by the Named Executive Officers.
(2)	Represents discretionary matching contributions under our 401(k) plan of $2,000 for each of Dr. Chen and Mr. Chu in each of 2017 and 2016.
(3)	Represents discretionary cash bonuses based on Mr. Chu’s performance in the specified years.

Employment, Severance and Change in Control

Each Named Executive Officer serves at the discretion of our Board of Directors. Our Named Executive Officers are at-will employees and have not entered into written employment contracts with the Company.

Dr. Pehong Chen

Dr. Chen founded the Company in 1993 and has been our President and Chief Executive Officer since our founding. Dr. Chen has served as Interim Chief Financial Officer since March 2018. His base salary was set at $350,000 in 2002 and has not been increased or decreased since that time. In each of fiscal year 2017 and fiscal year

2016 the compensation committee decided not to change the base salary for Dr. Chen. Although we have been successful in controlling our expenses (which have been reduced through conscientious expense management and non-essential employee layoffs), the compensation committee did not feel that an increase in base salary or the grant of a stock or option award to Dr. Chen was appropriate given our operating performance. Additionally, the compensation committee has believed that a change in Dr. Chen’s base salary or equity award is unnecessary to appropriately incentivize Dr. Chen, as his 32.3% ownership of the Company’s common stock adequately incentivizes Dr. Chen to maximize stockholder value. The decisions with regard to Dr. Chen’s salary were not based in any material respect on a comparison to a peer group.

Mr. Peter Chu

Mr. Chu joined the Company in October 2011 as Vice President of Strategy and Product Management. His initial base salary was set at $168,000 and he was eligible to receive a discretionary bonus of up to $40,000 a year based on a mixture of company and personal goals agreed upon by Mr. Chu and Dr. Chen on an annual basis. Each quarter, Dr. Chen determined the percentage of goals attained by Mr. Chu during the quarter and calculated the dollar value of the portion of the discretionary bonus to be paid for the quarter. Mr. Chu held the position of Chief Financial Officer and Vice President of Strategy and Product Management at the Company from July 2014 until his resignation in March 2018. In this role, Mr. Chu served as the Company’s principal financial and accounting officer. On July 1, 2014, in connection with his new role, Mr. Chu’s annual salary was increased to $180,000 and he was eligible to receive an annual discretionary bonus of up to $20,000. In February 2015, at Dr. Chen’s request, the compensation committee approved an increase in Mr. Chu’s annual salary to $200,000.

Stock Awards and Option Awards

Dr. Chen was not granted any stock awards or option grants in fiscal years 2017 or 2016. For fiscal year 2014, the compensation committee approved two nonqualified stock option grants to Mr. Chu pursuant to our Amended and Restated 2006 Equity Incentive Plan (“2006 Equity Incentive Plan”) to purchase an aggregate of 24,000 shares, each of which vested monthly over 48 consecutive months, subject to his continuous service as of each vesting date. Mr. Chu did not receive any option grants or stock awards in fiscal years 2017 or 2016.

Perquisites

We maintain a 401(k) plan for our employees. Our Named Executive Officers are eligible to participate in the 401(k) plan on the same basis as our other employees. The 401(k) plan provides that each participant may defer eligible compensation subject to the statutory limit, which was $18,000 and $18,000, respectively, for calendar years 2016 and 2017. Participants that are 50 years or older can also make “catch-up” contributions, which for calendar years 2016 and 2017 was up to an additional $6,000 and $6,000, respectively, above the statutory limit. We also have a discretionary matching contribution feature for all employees participating in the 401(k) plan, including our Named Executive Officers. Discretionary matching contributions were made in January 2017 for the 2016 401(k) plan year and in January 2018 for the 2017 401(k) plan year. Each employee who participated in the 401(k) plan received up to a maximum of $2,000 in matching contributions provided that such employee was still employed by the Company as of the end of the applicable 401(k) plan year. Employees are immediately and fully vested in both their contributions and our matching contributions. As a tax-qualified retirement plan, contributions to the 401(k) plan and earnings on those contributions are not taxable to the employees until distributed from the 401(k) plan.

Our health and insurance plans for our Named Executive Officers are the same plans that we provide to all employees. We generally do not provide perquisites or personal benefits to our named executive officers, except in limited circumstances.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2017

The following table shows for the fiscal year ended December 31, 2017, certain information regarding outstanding equity awards at fiscal year-end for our Named Executive Officers. Dr. Chen, our Chief Executive Officer and Interim Chief Financial Officer, did not hold any outstanding equity awards at December 31, 2017:

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)(1)	Option Exercise Price ($)	Option Expiration Date		Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Peter Chu	13,000	0	—	$9.96	10/19/2021	(2)	—	—	—	—
	14,000	0	—	$9.45	9/18/2023	(3)	—	—	—	—
	10,500	1,500	—	$9.94	6/18/2024	(4)	—	—	—	—
	9,000	3,000	—	$6.01	12/17/2024	(5)	—	—	—	—
(1)	All our options were granted pursuant to our 2006 Equity Incentive Plan and are subject to time-based vesting.
(2)	The option was granted on October 19, 2011 and has a 10 year term. The option vests monthly over 48 consecutive months and was fully vested on October 19, 2015, subject to the participant’s continuous service as of each vesting date.
(3)	The option was granted on September 18, 2013 and has a 10 year term. The option vests monthly over 48 consecutive months and was fully vested on September 18, 2017, subject to the participant’s continuous service as of each vesting date.
(4)	The option was granted on June 18, 2014 and has a 10 year term. The option vests monthly over 48 consecutive months and will be fully vested on June 18, 2018, subject to the participant’s continuous service as of each vesting date.
(5)	The option was granted on December 17, 2014 and has a 10 year term. The option vests monthly over 48 consecutive months and will be fully vested on December 17, 2018, subject to the participant’s continuous service as of each vesting date.

PAYMENTS UNDER SEVERANCE BENEFIT PLAN

Severance Benefit Plan

On March 26, 2007, our Board approved our Severance Benefit Plan (the “Severance Plan”) for certain of our eligible employees. The Severance Plan was amended on October 21, 2009 to alter the benefits accrual and caps on such accrual under the Severance Plan for certain eligible employees of the Company. The Severance Plan provides for the payment of certain benefits to employees if (i) the employee has been continuously employed for a period of one year or more; (ii) if we terminate the employee’s employment pursuant to (a) an involuntary termination without cause or (b) constructive termination within one month prior to or 24 months following a change of control; and (iii) we notify the employee in writing that he or she is eligible for participation in the Severance Plan. We, in our sole discretion, will determine whether employees are “eligible employees.” Dr. Chen currently participates in the Severance Plan.

The Severance Plan provides for the following benefits:

No Change of Control

Designated eligible employees that experience an involuntary termination without cause that is not in connection with a change of control will receive a cash severance benefit in accordance with our then-current payroll practices as follows:

Employee Designation	Base	Accrual/Yr	Maximum
CEO	6.00 Mo.	1.00 Mo/Yr.	12.00 Mo.
EVP	3.00 Mo.	0.50 Mo/Yr.	6.00 Mo.
SVP	2.00 Mo.	0.50 Mo/Yr.	4.00 Mo.
VP	1.00 Mo.	0.50 Mo/Yr.	2.00 Mo.
All Other	0.50 Mo.	0.08 Mo/Yr.	1.00 Mo.

In addition, with respect to an eligible employee who is enrolled in a health, dental, or vision plan sponsored by the Company and who elects to continue coverage under such health, dental, or vision plan (or to convert to an individual policy), at the time of the eligible employee’s termination of employment, the Company shall pay the portion of premiums for the eligible employee’s health, dental and/or vision plan coverage, including coverage for the eligible employee’s eligible dependents, that the Company paid prior to the eligible employee’s termination of employment for the same number of months as such eligible employee is entitled to receive cash severance benefits as set forth above. Additionally, if an eligible employee elects to receive COBRA continuation coverage under the Company’s health plans, the Company’s payment, if any, of applicable insurance premiums, will be credited as payment by the eligible employee for purposes of the eligible employee’s payment required under COBRA.

Under the Severance Plan, because Dr. Chen is our Chief Executive Officer and Interim Chief Financial Officer, if Dr. Chen experiences an involuntary termination without cause that is not in connection with a change of control, Dr. Chen’s severance will consist of (i) payment of twelve months of his base salary and (ii) payment of the same portion of the premiums for continued medical and any other applicable health insurance coverage under COBRA as the Company paid prior to such termination for twelve months.

Change of Control

There are three categories of eligible employees covered in a change of control situation: Level I, Level II and Level III as hereinafter defined. Level I eligible employees are defined as those Company Executive Officers designated by the Compensation Committee as Level I eligible employees. Level II eligible employees are defined as those Non-Executive Company Officers who report directly to the Chief Executive Officer and who are designated by the Chief Executive Officer as Level II eligible employees. Level III eligible employees are defined as those Non-Executive Company Officers and Department Managers who report either directly to the Chief Executive Officer or to Level II eligible employees and who are designated by the Chief Executive Officer as Level III eligible employees. Dr. Chen is a Level I Eligible Employee.

Designated eligible employees who experience an involuntary termination without cause or constructive termination within one month prior to or 24 months following a change of control shall receive a cash severance benefit in accordance with our then-current payroll practices as follows:

Employee Level	Base (Number of Mo. Base Salary After 1 Year Tenure)	Accelerator (Number of Mo. Base Salary Accrued Per Each Yr. of Additional Tenure)	Maximum Years Tenure Accelerator Applied	Maximum Months Base Salary Accrual Allowed
Level I	9	1.25	12	24
Level II	6	1.00	9	15
Level III	3	0.75	8	9

The vesting and exercisability of unvested stock options held by an eligible employee that are outstanding as of the eligible employee’s termination date, beginning with the earliest unvested installments, shall be accelerated according to the following chart:

Employee Level	Base (Percentage of Unvested Stock Options Accelerated After 1 Year Tenure)	Accelerator (Percentage of Unvested Stock Options Accelerated Per Each Yr. of Additional Tenure)	Maximum (Total % of Unvested Stock Options Allowed to be Accelerated)
Level I	30%	7.8%	100%
Level II	25%	6.1%	80%
Level III	20%	4.4%	60%

In addition, with respect to an eligible employee who is enrolled in a health, dental, or vision plan sponsored by the Company and who elects to continue coverage under such health, dental, or vision plan (or to convert to an individual policy), at the time of the eligible employee’s termination of employment, the Company shall pay the portion of premiums for the eligible employee’s health, dental and/or vision plan coverage, including coverage for the eligible employee’s eligible dependents, that the Company paid prior to the eligible employee’s termination of employment as follows: Level I shall receive a continuation of benefits (as in effect immediately prior to termination) for up to a maximum of 24 months; Level II shall receive continuation of benefits (as in effect immediately prior to termination) for up to a maximum of 15 months; Level III shall receive continuation of benefits (as in effect immediately prior to termination) for up to a maximum of 9 months. Additionally, if an eligible employee elects to receive COBRA continuation coverage under the Company’s health plans, the Company’s payment, if any, of applicable insurance premiums, will be credited as payment by the eligible employee for purposes of the eligible employee’s payment required under COBRA.

Under the Severance Plan, if Dr. Chen experiences an involuntary termination without cause or constructive termination within one month prior to or 24 months following a change of control, Dr. Chen’s severance will consist of (i) payment of twenty-four months of his base salary; (ii) payment of the same portion of the premiums for continued medical and any other applicable health insurance coverage under COBRA as the Company paid prior to the change of control for 24 months; and (iii) the vesting of 100% of any unvested stock options held by Dr. Chen as of the date of his termination.

Definitions

For purposes of our Severance Plan, an “involuntary termination without cause” means an eligible employee’s involuntary termination of employment by the Company for a reason other than cause.

For purposes of our Severance Plan, “cause” generally means the occurrence of one or more of the following: (1) the eligible employee’s conviction of, or plea of no contest with respect to, any crime involving fraud, dishonesty or moral turpitude; (2) the eligible employee’s attempted commission of or participation in a fraud or act of dishonesty against the Company that results in (or might have reasonably resulted in) material harm to the business of the Company; (3) the eligible employee’s intentional, material violation of any contract or agreement between the eligible employee and the Company or any statutory duty the eligible employee owes to the Company; (4) the eligible employee’s conduct that constitutes gross misconduct, insubordination, incompetence or habitual neglect of duties and that results in (or might have reasonably resulted in) material harm to the business of the Company; or (5) the eligible employee’s persistent unsatisfactory performance of his or her job duties. The conduct described in (3), (4) or (5) above will only constitute “cause” if such conduct is not cured within 15 days after the eligible employee’s receipt of written notice from the Company or our Board of Directors specifying the particulars of the conduct that may constitute “cause”.

For purposes of our Severance Plan, a “change of control” generally means the occurrence in a single transaction or in a series of related transactions of any one or more of the following events: (1) any person within the meaning of the Exchange Act becomes the owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction, other than any person who owns, as of the effective date of the Severance Plan, securities of the Company representing more than 15% of the combined voting power of the Company’s then outstanding securities; (2) the consummation of a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not own, directly or indirectly, outstanding voting securities representing more than 50% of the combined outstanding voting power of the surviving entity in such merger, consolidation or similar transaction or more than 50% of the combined outstanding voting power of the parent of the surviving entity in such merger, consolidation or similar transaction; (3) the stockholders of the Company approve or our Board of Directors approves a plan of complete dissolution or liquidation of the Company, or a complete dissolution or liquidation of the Company shall otherwise occur; or (4) there is consummated a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its subsidiaries to an entity, more than 50% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale, lease, license or other disposition.

For purposes of our Severance Plan, a “constructive termination” means a termination of employment by an eligible employee after one of the following occurs following a change of control without the eligible employee’s express written consent: (1) a substantial reduction in the eligible employee’s duties or responsibilities (and not simply a change in title or reporting relationships) in effect immediately prior to the effective date of the change of control; (2) a material reduction by the Company in the eligible employee’s annual base salary, as in effect on the effective date of the change of control or as increased thereafter; (3) any failure by the Company to continue in effect any benefit plan or program, including incentive plans or plans with respect to the receipt of securities of the Company, in which the eligible employee was participating immediately prior to the effective date of the change of control, or the taking of any action by the Company that would adversely affect the eligible employee’s participation in or reduce the eligible employee’s benefits under such plans or deprive the eligible employee of any fringe benefit that he or she enjoyed immediately prior to the effective date of the change of control; (4) a relocation of the eligible employee’s business office to a location more than 50 miles from the location at which the eligible employee performed his or her duties as of the effective date of the change of control, except for required travel by the eligible employee on the Company’s business to an extent substantially consistent with his or her business travel obligations prior to the effective date of the change of control; or (5) a material breach by the Company of any provision of any material agreement between the eligible employee and the Company concerning the terms and conditions of the eligible employee’s employment.

DIRECTOR COMPENSATION FOR FISCAL 2017

The following table shows for the fiscal year ended December 31, 2017 certain information with respect to the compensation of all non-employee directors of the Company:

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)(3)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
James Dixon	$—	$24,999	$—	$—	$—	$—	$24,999
Robert Lee	$—	$19,996	$—	$—	$—	$—	$19,996
François Stieger	$—	$19,996	$—	$—	$—	$—	$19,996
(1)	Dr. Chen is not included in this table because, as our employee, he did not earn any additional compensation for his services as a director. The compensation earned by Dr. Chen as our employee is shown in the Summary Compensation Table above.
(2)	The amounts reflect the grant date fair value of the stock awards granted in the 2017 fiscal year, as calculated in accordance with FASB ASC Topic 718. These amounts do not necessarily correspond to the actual value recognized or that may be recognized by our directors.
(3)	The aggregate number of stock awards and stock option awards for each non-employee director that were outstanding at December 31, 2017 are as follows:
Name	Number of Shares Subject to Outstanding Restricted Stock Awards (#)	Number of Shares Subject to Outstanding Options (#)
James Dixon	2,940	—
Robert Lee	2,352	—
François Stieger	2,352	—

Overview of Director Compensation and Procedures

We compensate non-employee members of our Board of Directors through grants of restricted Common Stock. We do not pay our non-employee directors any cash remuneration other than reimbursement of travel expenses and de minimus items.

Pursuant to the 2006 Equity Incentive Plan, in 2017 each non-employee director was granted restricted Common Stock in an amount equal to $20,000 ($25,000, in the case of the individual serving as the audit committee chairman as of immediately following the Annual Meeting) divided by the last trading price of the Company’s Common Stock on the trading day immediately prior to the date of the annual meeting of stockholders as quoted on the principal trading market for the Common Stock. Each such grant vests over a one-year period measured from the date of the Annual Meeting, with one quarter of the shares included in each such grant vesting on each of the dates that are three months, six months, nine months and twelve months from the Annual Meeting, so long as the recipient continues to serve as a member of the Company’s board. These restricted shares are granted at 100% of the fair market value of the Common Stock on the date of grant. The annual grants are discretionary and are granted upon action by our Board of Directors.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Except as set forth below, since January 1, 2016, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or are a party in which the amount involved exceeds or exceeded $120,000 or 1% of the average of the Company’s total assets at the end of the last two completed fiscal years and in which any director, executive officer or beneficial holder of more than 5% of any class of our voting securities or members of such person’s immediate family had or will have a direct or indirect material interest other than as described below. It is our policy that future transactions between us and any of our directors, executive officers or related parties will be subject to the review and approval of our Audit Committee or other committee comprised of independent, disinterested directors.

On November 14, 2008, BroadVision (Delaware) LLC, a Delaware limited liability company (“BVD”), which was then our wholly owned subsidiary, entered into a Share Purchase Agreement with CHRM LLC, a Delaware limited liability company, that is controlled by Dr. Chen, our Chairman, President, Chief Executive Officer, Interim Chief Financial Officer and largest stockholder, and in which our former Chief Financial Officer, Peter Chu, holds a minority interest. We and CHRM LLC then entered into an Amended and Restated Operating Agreement of BroadVision (Delaware) LLC dated as of November 14, 2008 (the “BVD Operating Agreement”). Under these agreements, CHRM LLC received, in exchange for the assignment of certain intellectual property rights, 20 Class B Shares of BVD, representing the right to receive a portion of any distribution of Funds from “Capital Transactions” (as such term is defined in the BVD Operating Agreement), with the exact amount to be determined based on our and CHRM LLC’s capital account balances at the time of such distribution. A “capital transaction” under the BVD Operating Agreement is any merger or sale of substantially all of the assets of BVD as a result of which the members of BVD will no longer have an interest in BVD or the assets of BVD will be distributed to its members. Class B Shares do not participate in any profits of BVD except for net profits related to a “capital transaction,” in which case the net profits are allocated to the owners of Class A and Class B Shares in proportion to their respective number of shares. To the extent BVD’s losses do not exceed undistributed net profits accumulated since the date of issuance of Class B Shares, such losses are allocated to Class A Shares. To the extent net losses exceed the undistributed net profits accumulated since the date of issuance of Class B Shares, such excess is allocated to the owners of Class A and Class B Shares in proportion to their respective cumulative capital contributions less any return of capital, until allocation of such losses results in having the capital account balances equal to zero. Then, net losses are allocated to the owners of Class A and Class B Shares in proportion to their respective number of shares. Upon liquidation the net assets of BVD are distributed to the owners of Class A and Class B in proportion to their capital account balances.

BVD is the sole owner of BroadVision (Barbados) Limited (“BVB”) and BVB is the sole owner of BroadVision On Demand, a Chinese entity (“BVOD”). We have made cumulative capital investments of approximately $9.0 million in BVOD (directly and through BVD and BVB) from 2007 through 2016. In 2014, we began making payments directly to BVOD for certain labor outsourcing services and expect to continue to pay BVOD for such services at the rate of approximately $500,000 per quarter for the foreseeable future. We made aggregate payments to BVOD of $2.3 million and $2.0 million (based on the RMB to USD exchange rates on the applicable dates of payment) for such services in the years ended December 31, 2017 and 2016, respectively. These payments in part covered services rendered outside of the applicable years. We have a controlling voting interest in BVD. Pursuant to the terms of the BVD Operating Agreement, the Class B Shares held by CHRM LLC have no voting rights.

The 20 Class B Shares of BVD represent a non-controlling interest. We allocate profits and losses of BVD to the non-controlling interest under the Hypothetical Liquidation Book Value (“HLBV”) method. Under this method the profits and losses are allocated by reference to the profit sharing provisions in the BVD Operating Agreement assuming liquidation of BVD at its book value at the end of each reporting period. Profits and losses allocated to the balance of such interest under the HLBV method have not been material.

In April 2015, we executed a renewal contract with a SINA Corporation of which Dr. Chen, our Chairman, President, Chief Executive Officer, Interim Chief Financial Officer and largest stockholder, was a board member through December 2015, pursuant to which we provided HR information management hosting service, including software subscription, system upgrade and technical support, to SINA Corporation. The total license revenue that we were entitled to receive under that contract through its expiration in March 2016 was $184,000. We recognized $0 and $46,000 of license revenue for the fiscal years 2017 and 2016, respectively.

Director and Officer Indemnification

Our revised and restated certificate of incorporation contains provisions limiting the liability of directors. In addition, we have entered into indemnity agreements with certain officers and directors that provide, among other things, that we will indemnify such officer or director, under the circumstances and to the extent provided for in such agreement, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings to which he or she is or may be made a party be reason of his or her position as a director, officer or other agent of BroadVision, and otherwise to the full extent permitted under Delaware law and our Bylaws.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are our stockholders will be “householding” our proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once a stockholder has received a broker notice that it will be “householding” communications to that stockholder’s address, “householding” will continue until the stockholder is notified otherwise or until consent is revoked. If, at any time, the stockholder no longer wishes to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, or if a stockholder currently receives multiple copies and would like to request “householding” of its communications, that stockholder should notify its broker or direct a written request to: Secretary, BroadVision, Inc., 460 Seaport Court, Suite 102, Redwood City, California 94063 or contact Investor Relations at (650) 331-1000.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

/s/ Pehong Chen
Pehong Chen
President, Chief Executive Officer and Interim Chief Financial Officer

November 16, 2018

A copy of our Annual Report on Form 10-K, as amended by Amendment No. 1 on Form 10-K/A, for the fiscal year ended December 31, 2017 is available without charge upon written request to: Secretary, BroadVision, Inc., 460 Seaport Court, Suite 102, Redwood City, California 94063.

BROADVISION, INC.
460 SEAPORT COURT, SUITE 102
REDWOOD CITY, CA 94063

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on Wednesday, December 26, 2018. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on Wednesday, December 26, 2018. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

For All	Withhold All	For All Except
☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

1. Election of Directors

Nominees

01 Dr. Pehong Chen   02 James D. Dixon   03 Robert Lee   04 Francois Stieger

The Board of Directors recommends you vote FOR proposals 2 and 3.

NOTE: In his discretion, the proxy holder is authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

For address change/comments, mark here. ☐
(see reverse for instructions)

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000390902_1 R1.0.1.17

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement and Form 10-K are available at www.proxyvote.com

BROADVISION, INC.

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON DECEMBER 27, 2018

PROXY SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints Pehong Chen as attorney and proxy of the undersigned, with full power of substitution, to vote all of the shares of stock of BroadVision, Inc., a Delaware corporation (the "Company"), that the undersigned may be entitled to vote at the 2018 Annual Meeting of Stockholders of the Company to be held at the Company's headquarters at 460 Seaport Court, Suite 102, Redwood City, California 94063 on December 27, 2018 at 11:00 AM (PDT), and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions with discretionary authority as to any and all other matters that may properly come before the meeting.

UNLESS CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1, FOR PROPOSALS 2 AND 3, AND IN THE DISCRETION OF THE PROXY HOLDER ON ANY MATTER THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

0000390902_2 R1.0.1.17